Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-276376 on Form S-8 of our report dated April 1, 2024, relating to the financial statements of Complete Solaria, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California
April 1, 2024